Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
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[   ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

QUAKER FABRIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAKER FABRIC CORPORATION

941 Grinnell Street

Fall River, Massachusetts 02721

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2004

To: The Stockholders of QUAKER FABRIC CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the “Company”) will be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720, on May 21, 2004 at 10:00 a.m. for the following purposes:

1.          To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

2.          To approve the Quaker Fabric Corporation 2004 Stock Incentive Plan, which authorizes the discretionary award of stock options, restricted stock, stock appreciation rights and other performance-based awards; and

3.          To transact such other business as may properly be brought before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,
CYNTHIA L. GORDAN
Vice President, Secretary and General Counsel

Fall River, Massachusetts
April 14, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

QUAKER FABRIC CORPORATION

941 Grinnell Street

Fall River, Massachusetts 02721

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—May 21, 2004

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the “Company” or “Quaker”) for the Annual Meeting of Stockholders to be held on May 21, 2004 at 10:00 a.m., local time, at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 14, 2004. A copy of the Company’s Annual Report for the fiscal year ended January 3, 2004 (“Fiscal 2003”) is being sent to stockholders together with this Proxy Statement.

The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or e-mail by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

A stockholder who executes the accompanying form of proxy may revoke it (i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

VOTING SECURITIES OUTSTANDING

Only stockholders of record at the close of business on March 31, 2004 will be entitled to vote at the Annual Meeting of Stockholders. As of March 10, 2004, the Company had outstanding 16,813,368 shares of Common Stock, par value $0.01 per share (the “Common Stock”), which are the only outstanding voting securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes, as of March 10, 2004, shares of the Company’s Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and officers of the Company as a group, based on information furnished by the respective entities and individuals.

Name	Shares	Percent
Larry A. Liebenow(1)(2)	3,261,094	19.0%
Duncan Whitehead(1)(3)	2,921,494	17.3%
Nortex Holdings, Inc.(4)	2,824,094	16.8%
Wells Fargo & Company(5)	1,397,649	8.3%
Dimensional Fund Advisors, Inc.(6)	1,176,827	7.0%
NWQ Investment Management Company, LLC(7)	1,163,613	6.9%
Sangwoo Ahn(8)	574,081	3.4%
M. Beatrice Spires(1)(9)	156,800	*
Jerry I. Porras(10)	121,200	*
Thomas Muzekari(1)(11)	107,550	*
Mark Hellwig(1)(12)	99,810	*
Eriberto R. Scocimara(13)	77,500	*
All executive officers and directors as a group (12 persons)	4,960,494	23.1%

______________

*	Less than 1%
(1)	The address for the named individual is c/o Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721.
(2)

Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 342,000 shares of Common Stock which Mr. Liebenow will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Liebenow through Nortex Holdings, Inc. (“Nortex Holdings.”) Mr. Liebenow owns 80.11% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

(3)

Consists of (i) 9,800 shares of Common Stock owned directly by Mr. Whitehead, (ii) 87,000 shares of Common Stock which Mr. Whitehead will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined), (iii) 600 shares of Common Stock held by Mr. Whitehead’s children, and (iv) the shares of Common Stock beneficially owned by Mr. Whitehead through Nortex Holdings. Mr. Whitehead owns 19.89% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

(4)	Consists solely of shares of Common Stock owned directly by Nortex Holdings. The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.
(5)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 on behalf of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Bank Minnesota, National Association. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(6)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.

(7)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 25, 2004. The address for NWQ Investment Management Company, LLC is 2049 Century Park East, 4th Floor, Los Angeles, California 90067.

(8)

Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn, (ii) 77,500 shares of Common Stock which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company, (iii) 23,000 shares of Common Stock held by his children, (iv) 157,300 shares of Common Stock held by his spouse, and (v) 10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the

(footnotes continued on next page)

(footnotes continued from previous page)

shares owned by his children, his spouse, and the Ahn Family Foundation. The address for Mr. Ahn is c/o Morgan Lewis Githens & Ahn, Two Greenwich Plaza, Greenwich, Connecticut 06830.
(9)

Consists of (i) 12,300 shares of Common Stock owned directly by Ms. Spires, (ii) 30,500 shares of Common Stock which Ms. Spires has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 114,000 shares of Common Stock which she has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(10)

Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and (ii) 77,500 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(11)

Consists of (i) 12,550 shares of Common Stock owned directly by Mr. Muzekari, (ii) 22,500 shares of Common Stock which Mr. Muzekari has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 72,500 shares of Common Stock which he has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(12)

Consists of (i) 10,810 shares of Common Stock owned directly by Mr. Hellwig and (ii) 89,000 shares of Common Stock which Mr. Hellwig has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(13)

Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian-American Enterprise Fund, 1 East Putnam Avenue, Greenwich, Connecticut 06830.

Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during Fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

VOTING OF PROXIES

Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on March 31, 2004. Stockholders do not have cumulative voting rights in the election of directors.

On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, (ii) for approval of the Quaker Fabric Corporation 2004 Stock Incentive Plan, and (iii) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on either the outcome of the election of directors or the approval of the Quaker Fabric Corporation 2004 Stock Incentive Plan.

PROPOSAL 1.
ELECTION OF DIRECTORS

A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

Name	Age	Positions/Office	Beginning Year of Service as Director
Sangwoo Ahn	65	Chairman of the Board of Directors	1993
Larry A. Liebenow	60	Director, President, and Chief Executive Officer	1989
Jerry I. Porras	65	Director	1997
Eriberto R. Scocimara	68	Director	1993

All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute. The Board has determined each of Messrs. Ahn, Porras and Scocimara to be “independent” as defined in Nasdaq’s Marketplace Rules.

Sangwoo Ahn. Mr. Ahn has served as a director of the Company since March 12, 1993 and as Chairman of the Board since May 19, 1993. Mr. Ahn has served as a general partner of Morgan Lewis Githens & Ahn, an investment banking firm, since 1982. Mr. Ahn also serves as a director of Kaneb Services, L.L.C., Kaneb Pipeline Partners, L.P., Xanser Corp., and PAR Technology Corp.

Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. (“Nortex International”). From September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana, S.A., a Mexican yarn and upholstery fabric manufacturing concern.

Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change, Emeritus at Stanford University’s Graduate School of Business, where he has taught various courses on organizational behavior and change for the last thirty years. Since 1970, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company, and State Farm General Insurance Company.

Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Euronet Worldwide, Inc. and Roper Industries, Inc.

During Fiscal 2003, the Board of Directors held six meetings. Each continuing director nominated by management for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member. All members of the Company’s Board of Directors are expected to attend the annual meeting of stockholders, and each member attended the last such meeting on May 23, 2003.

Shareholders interested in sending communications to the Board may do so in writing to the Vice President, Secretary and General Counsel, Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721. The Vice President, Secretary and General Counsel will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of such correspondence that, in the opinion of the Vice President, Secretary and General Counsel, pertains to the functions of the Board or its committees or that may otherwise require the attention of the Board. Correspondence most properly addressed by other departments, such as customer service or accounts payable, are directed to those departments.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee. The Compensation Committee, currently composed of Messrs. Ahn, Porras, and Scocimara, reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Stock Option Committee, currently composed of Messrs. Ahn, Porras and Scocimara, administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, currently composed of Messrs. Ahn, Porras and Scocimara, is responsible for identifying individuals qualified to serve as members of the Board. The members of the Nominating and Corporate Governance Committee are “independent” in Nasdaq’s Marketplace Rules. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is annexed hereto as Appendix A.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Vice President, Secretary and General Counsel in writing, and any such recommendation must include the candidate’s full name and address; a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; as well as such additional supporting information and material the shareholder considers appropriate. All such recommendations must also include any additional information that may be required by the Company’s By-Laws.

When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at the time given the current mix of director attributes. The Committee then evaluates the candidate against various general criteria, including:

•	the highest ethical standards and integrity;
•	a willingness to act on and be accountable for Board decisions;
•	the ability to represent the interests of the Company’s shareholders;
•	the ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;
•	an ability to provide wise, informed and thoughtful counsel to senior management on a range of issues;
•	a history of achievement that reflects superior standards for themselves and others;
•	loyalty and commitment to driving the success of the Company;
•	an ability to make tough decisions while working as a team player; and
•	individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee acts pursuant to a written charter, amended and restated as of March 3, 2003, and further amended and restated as of March 9, 2004, a copy of which is annexed hereto as Appendix B. In fulfilling its duties, the Audit Committee has: (a) reviewed and discussed the Company’s audited financial statements for Fiscal 2003 with management; (b) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received certain written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence; and (d) based upon the review and discussions referred to in clauses (a), (b), and (c), recommended to the Board that the Company’s audited financial statements for Fiscal 2003 be included in the Company’s Fiscal 2003 annual report on Form 10-K. The Audit Committee currently consists of Messrs. Ahn, Porras, and Scocimara, none of whom has any relationship to the Company that may interfere with the exercise of his independence from management or the Company. Mr. Scocimara has been determined by the Board to be an “audit committee financial expert”, as that term is defined by the Securities and Exchange Commission. The Audit Committee members are “independent” as defined in Nasdaq’s Marketplace Rules. The Audit Committee met six times during the fiscal year ended January 3, 2004. Each member attended all meetings. In addition, during Fiscal 2003, the Audit Committee met periodically in executive session with the Company’s independent auditors, outside the presence of management.

Audit Committee

SANGWOO AHN JERRY I. PORRAS ERIBERTO R. SCOCIMARA

Auditors

On June 14, 2002, the Audit Committee of the Board of Directors of the Company dismissed its independent accountants, Arthur Andersen LLP and, on June 14, 2002, the Company retained PricewaterhouseCoopers LLP as its new independent accountants. The Company’s Audit Committee is responsible for the selection and replacement of the Company’s independent accountants, as well as the pre-approval of all audit and non-audit services rendered by the independent accountants prior to the engagement of the independent accountants with respect to such services. PricewaterhouseCoopers LLP reviewed the Company’s financial statements for its second and third quarters of Fiscal 2002, and audited the Company’s financial statements for Fiscal 2002 and for Fiscal 2003.

Set forth below is certain information relating to the aggregate fees billed by the Company’s auditors for professional services rendered during Fiscal 2002 and Fiscal 2003.

Audit Fees

Arthur Andersen LLP billed the Company aggregate fees of $8,500 in connection with the review of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of Fiscal 2002. PricewaterhouseCoopers LLP billed the Company aggregate fees of $160,000 for professional services rendered in connection with (i) the audit of the annual financial statements of the Company for Fiscal 2002; (ii) the reviews of the financial statements included in the Quarterly Reports on Form 10-Q for the second and third quarters of Fiscal 2002; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2002.

PricewaterhouseCoopers LLP billed the Company aggregate fees of $195,000 for professional services rendered in connection with (i) the audit of the annual financial statements of the Company for Fiscal 2003; (ii) the review of the financial statements included in the three Quarterly Reports on Form 10-Q filed with the SEC during Fiscal 2003; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2003.

Audit-Related Fees

PricewaterhouseCoopers LLP billed the Company aggregate fees of $10,000 for audit-related services rendered to the Company for Fiscal 2002 in connection with certain employee benefit plans maintained by the Company. For audit-related services rendered to the Company for Fiscal 2003, PricewaterhouseCoopers LLP billed the Company aggregate fees of $30,200 associated with services related to audits of employee benefit plans and professional assistance in connection with the Company’s Annual Report on Form 10-K for Fiscal 2002. In addition, for Fiscal 2003, PricewaterhouseCoopers LLP billed the Company fees of $201,000 for professional services rendered in connection with performing a review of the Company’s internal controls with respect to financial reporting.

Tax Fees

Arthur Andersen LLP and PricewaterhouseCoopers LLP billed the Company aggregate fees of $117,000 and $119,800, respectively, for tax planning, compliance and advisory services rendered to the Company for Fiscal 2002. For Fiscal 2003, PricewaterhouseCoopers LLP billed the Company aggregate fees of $413,800 for various tax services rendered to the Company, including tax planning, compliance and advisory services.

All Other Fees

Neither Arthur Andersen LLP nor PricewaterhouseCoopers LLP rendered any services to the Company other than the services described above under Audit Fees, Audit-Related Fees and Tax Fees for either Fiscal 2002 or Fiscal 2003.

Representatives of the Company’s independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Directors’ Remuneration

For their services as directors of the Company, each of Messrs. Ahn, Porras, and Scocimara is paid a $35,000 annual retainer, as well as a $5,000 annual retainer for each Committee Chairmanship held, and is entitled to receive a $1,500 fee for each Board and Committee meeting attended.

Effective December 12, 2003, the Company granted to each of Messrs. Ahn, Porras and Scocimara an option, fully exercisable at any time prior to December 11, 2013, to purchase 10,000 shares of Common Stock at an exercise price of $9.12 per share. For a period of three months following the termination of directorship for any reason except for cause (as defined in each option agreement), the optionholder may exercise that portion of the options which were otherwise exercisable on the date of termination. Upon termination of the directorship for cause, all unexercised options would be forfeited.

All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued by the Company for services rendered during 2001, 2002 and 2003 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers of the Company whose total cash compensation for 2003 exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

				Awards

	Annual Compensation			Securities Underlying Options(#)		All Other Compensation($)

Name and Principal Position	Year	Salary($)	Bonus($)

Larry A. Liebenow	2003	673,200	—	90,000	(1)	50,854	(4)
President and Chief Executive Officer	2002	660,000	—	90,000	(2)	50,063	(5)
	2001	640,000	—	90,000	(3)	48,863	(6)
M. Beatrice Spires	2003	326,400	—	30,000	(1)	20,031	(4)
Vice President—Design and	2002	320,000	—	30,000	(2)	21,786	(5)
Merchandising	2001	295,000	—	30,000	(3)	21,822	(6)
Mark Hellwig	2003	290,700	—	30,000	(1)	17,842	(4)
Vice President—Supply Chain	2002	285,000	—	30,000	(2)	17,500	(5)
Management	2001	256,000	—	30,000	(3)	15,760	(6)
Duncan Whitehead	2003	244,800	—	30,000	(1)	28,839	(4)
Vice President—Research and	2002	240,000	—	30,000	(2)	28,577	(5)
Development	2001	225,000	—	30,000	(3)	27,709	(6)
Thomas Muzekari	2003	231,540	—	30,000	(1)	14,292	(4)
Vice President—Sales	2002	227,000	—	30,000	(2)	14,020	(5)
	2001	220,000	—	30,000	(3)	13,600	(6)

______________

(1)

Represents an option to purchase shares of Common stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 12, 2003, the date of grant.

(2)

Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 13, 2002, the date of grant.

(3)

Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 14, 2001, the date of grant.

(4)

Includes the Company’s payment of $40,392, $19,584, $17,442, $14,688 and $13,892 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company’s obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company’s Retirement Plan (as hereinafter defined); the Company’s contribution of $400 to each of Mr. Liebenow’s, Ms. Spires’, Mr. Hellwig’s, Mr. Whitehead’s and Mr. Muzekari’s accounts under the Company’s 401(k) plan; the Company’s payment of $10,062 and $13,751 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $47 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

(5)

Includes the Company’s payment of $39,600, $19,200, $17,100, $14,400 and $13,620 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company’s obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company’s Retirement Plan (as hereinafter defined); the Company’s

(footnotes continued on next page)

(footnotes continued from previous page)

contribution of $400 to each of Mr. Liebenow’s, Ms. Spires’, Mr. Hellwig’s, Mr. Whitehead’s and Mr. Muzekari’s accounts under the Company’s 401(k) plan; the Company’s payment of $10,063 and $13,777 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $2,186 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998, repayable in 60 equal monthly installments beginning January 1, 2001.

(6)

Includes the Company’s payment of $38,400, $17,700, $15,760, $13,500 and $13,200 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company’s obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company’s Retirement Plan (as hereinafter defined); the Company’s contribution of $400 to each of Mr. Liebenow’s, Ms. Spires’, Mr. Hellwig’s, Mr. Whitehead’s and Mr. Muzekari’s accounts under the Company’s 401(k) plan; the Company’s payment of $10,063 and $13,809 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $3,722 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998, repayable in 60 equal monthly installments beginning January 1, 2001.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Terms(3)(4)
	Individual Grants

	Number of Securities Underlying Options/SARs Granted(#)(1)	% of Total Options/SARs Granted(2)	Exercise Base Price($/Sh)	Expiration Date

Name					5%($)	10%($)

Larry A. Liebenow	90,000	17.5	9.12	12/11/13	516,197	1,308,144
M. Beatrice Spires	30,000	5.8	9.12	12/11/13	172,066	436,048
Mark Hellwig	30,000	5.8	9.12	12/11/13	172,066	436,048
Duncan Whitehead	30,000	5.8	9.12	12/11/13	172,066	436,048
Thomas Muzekari	30,000	5.8	9.12	12/11/13	172,066	436,048

______________

(1)

All such options were granted on December 12, 2003 and become exerciseable in five equal annual installments, the first installment becoming exerciseable one year after the date of grant. With respect to the options covering 90,000 shares of Common Stock granted to Mr. Liebenow on December 12, 2003, options covering 10,000 of such shares are subject to shareholder approval pursuant to Proposal 2.

(2)	During Fiscal 2003, stock options representing an aggregate of 515,000 shares of Common Stock were granted by the Company to all employees as a group.
(3)	Represents gain before income taxes. The fair market value of the Common Stock on December 12, 2003 was $9.12 per share.
(4)

The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock.

Option/SAR Exercises and Holdings

The following table sets forth certain information concerning the fiscal year-end value of unexercised options held by the executives named in the Summary Compensation Table.

Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise(#)		Value Realized($)	Number of Securities Underlying Options/SARs at FY-End(#)		Number of Securities Underlying Options/SARs at FY-End(#)		Value of the Unexercised In-The-Money Options/SARs at FY-End($)(1)	Value of the Unexercised In-The-Money Options/SARs at FY-End($)(1)
				Exercisable		Unexercisable		Exercisable	Unexercisable
Larry A. Liebenow	445,041	(2)	2,216,010	—		—		—	—
	—		—	135,000	(3)	—		—	—
	—		—	60,000	(6)	—		120,600	—
	—		—	36,000	(7)	24,000	(7)	138,733	92,489
	—		—	45,000	(8)	30,000	(8)	236,700	157,800
	—		—	36,000	(9)	54,000	(9)	34,560	51,840
	—		—	18,000	(10)	72,000	(10)	39,960	159,840
	—		—	—		90,000	(11)	—	12,600
M. Beatrice Spires	—		—	30,500	(4)	—		241,499	—
	—		—	45,000	(3)	—		—	—
	—		—	20,000	(6)	—		40,200	—
	—		—	12,000	(7)	8,000	(7)	46,244	30,830
	—		—	15,000	(8)	10,000	(8)	78,900	52,600
	—		—	12,000	(9)	18,000	(9)	11,520	17,280
	—		—	6,000	(10)	24,000	(10)	13,320	53,280
	—		—	—		30,000	(11)	—	4,200
Mark Hellwig	—		—	40,000	(5)	—		200,400	—
	—		—	12,000	(7)	8,000	(7)	46,244	30,830
	—		—	15,000	(8)	10,000	(8)	78,900	52,600
	—		—	12,000	(9)	18,000	(9)	11,520	17,280
	—		—	6,000	(10)	24,000	(10)	13,320	53,280
	—		—	—		30,000	(11)	—	4,200
Duncan Whitehead	110,497	(2)	550,200	—		—		—	—
	—		—	27,000	(3)	—		—	—
	—		—	20,000	(6)	—		40,200	—
	—		—	8,000	(7)	8,000	(7)	30,830	30,830
	—		—	10,000	(8)	10,000	(8)	52,600	52,600
	—		—	12,000	(9)	18,000	(9)	11,520	17,280
	—		—	6,000	(10)	24,000	(10)	13,320	53,280
	—		—	—		30,000	(11)	—	4,200
Thomas Muzekari	—		—	22,500	(4)	—		177,525	—
	—		—	22,500	(3)	—		—	—
	—		—	10,000	(6)	—		20,100	—
	—		—	8,000	(7)	8,000	(7)	30,830	30,830
	—		—	10,000	(8)	10,000	(8)	52,600	52,600
	—		—	12,000	(9)	18,000	(9)	11,520	17,280
	—		—	6,000	(10)	24,000	(10)	13,320	53,280
	—		—	—		30,000	(11)	—	4,200

______________

(1)	Based on a closing sales price of $9.26 per share as quoted on the Nasdaq National Market on January 2, 2004, the last trading date in Fiscal 2003.
(2)

Represents shares exercised and held pursuant to options granted by the Company to Nortex Holdings (the “Nortex Option”). Represents the indicated person’s proportionate interest (based upon ownership of Nortex Holdings shares).

(3)

Represents options granted by the Company on May 21, 1997 to certain executive officers of the Company (the “1997 Stock Option Plan”). The exercise price of the shares covered by each option is $10.17 per share. The 1997 Stock Option Plan currently covers a total of 2,250,000 shares of Common Stock.

(4)

Represents options granted by the Company on April 13, 1993 to certain executive officers of the Company (the “1993 Stock Option Plan”). Such options were granted to Ms. Spires on March 18, 1996, and to Mr. Muzekari on March 4, 1996. The exercise price of the shares covered by each option is $2.75 per share as to 60% of the shares purchasable upon exercise of the option and $1.37 per share as to 40% of the shares purchasable upon exercise of the option. The 1993 Stock Option Plan currently covers a total of 53,000 shares of Common Stock.

(5)	Represents options granted by the Company on October 19, 1998 to Mr. Hellwig pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.25 per share.
(6)

Represents options granted by the Company on November 2, 1998 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.25 per share.

(7)

Represents options granted by the Company on May 18, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $5.40625 per share.

(8)

Represents options granted by the Company on December 14, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.00 per share.

(9)

Represents options granted by the Company on December 14, 2001 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $8.30 per share.

(footnotes continued on next page)

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(10)

Represents options granted by the Company on December 13, 2002 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.04 per share.

(11)

Represents options granted by the Company on December 12, 2003 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $9.12 per share. Pursuant to Proposal 2, 10,000 of the 90,000 options granted to Mr. Liebenow are subject to shareholder approval.

Employment Agreements and Termination of Employment Agreements

The Company is a party to an Amended and Restated Employment Agreement, dated March 17, 2004 (the “Employment Agreement”), with Larry A. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2008, subject to an automatic three-year extension unless terminated by the Company upon one year’s prior notice.

Mr. Liebenow may terminate the Employment Agreement at any time upon six months’ prior notice. The Employment Agreement provides for a base salary of $693,400 (effective January 1, 2004), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine.

Pursuant to the Employment Agreement, Mr. Liebenow is entitled to receive certain payments following certain termination events including, but not limited to, a termination of his employment relationship with the Company occurring in connection with a change in control.

If the Employment Agreement is terminated during 2004 as the result of a termination without cause, Mr. Liebenow would be entitled to receive $2,020,000 plus the continuation of certain benefits. If the Employment Agreement is terminated during 2004 as a result of a voluntary resignation, Mr. Liebenow would be entitled to receive $2,020,000 plus the continuation of certain benefits, provided he agreed not to engage in competition with the Company for a three year period following his termination date. If the Employment Agreement is terminated during 2004 as the result of a termination for cause, Mr. Liebenow would be entitled to receive the continuation of certain benefits, plus payment of accrued, but unpaid, salary and benefits as of his termination date.

Payments and benefits payable to Mr. Liebenow as a result of a change-in-control are grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2008 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

Effective December 17, 1999, the Company entered into change-in-control agreements (the “CIC Agreements”) with each of its vice presidents. The CIC Agreements provide that in the event of the termination of employment of a vice president in connection with a change-in-control of the Company, as that term is defined in the CIC Agreements, then such vice president would be entitled to a lump sum payment equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-the-control, plus certain other benefits. If the employment relationships of Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari had terminated on January 1, 2004 as a result of a change-in-control, they would have received $489,600, $436,050, $367,200 and $347,310, respectively, under the CIC Agreements.

Incentive Compensation Plan

The Company’s annual executive incentive compensation plans (the “EIC Plans”), in which all the Company’s Vice Presidents participate, are designed to encourage the executives to work effectively together as a team and to establish a clear relationship between the Company’s financial performance and overall executive compensation levels. The Company’s EIC Plan is designed to encourage teamwork while also providing recognition of individual contributions. Pursuant to the terms of the

2003 EIC Plan, the Company’s President and each Vice President would have been entitled to receive a cash bonus equal to 20% of his/her base salary if the Company had achieved its 2003 financial objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive’s bonus based upon achieving the Company’s 2003 operating income and return on capital employed goals, and 20% based on his or her individual performance. Individual bonuses of up to 40% of base salary would have been payable in the event the Company exceeded its 2003 financial goals by 30% or more and the executive met all of his or her individual performance objectives. Similar plans were in place during 2001 and 2002.

The formulas resulted in no bonuses paid with respect to EIC Plan years 2001, 2002 and 2003. No payments are permitted under the EIC Plan to participants who resigned or were terminated for cause during the applicable EIC Plan year. Pro rata distributions would have been made with respect to any participant who died, retired, or whose employment was terminated without cause during the applicable EIC Plan year.

The Company has adopted an EIC Plan for fiscal 2004 that is substantially similar to the 2003 EIC Plan, except that the EIC Plan for fiscal 2004 will pay individual bonuses of up to 40% of base salary in the event the Company exceeds its 2004 financial goals by 15% or more and the executive meets all of his or her individual performance objectives.

Deferred Compensation Plan

On July 16, 1992, the Company established a Deferred Compensation Plan (the “Retirement Plan”), for the benefit of all of the Company’s executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf. Split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company’s obligations under the Retirement Plan. The Company has established an irrevocable “grantor” trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company’s general creditors.

Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant’s employment with the Company is terminated as a result of a change-in-control, or the plan participant’s employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. All balances due are immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

Compensation Committee Report on Executive Compensation

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Company’s executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company’s financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

•	to provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility;
•	to serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives; and
•	to provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

The Compensation Committee achieves these objectives through periodic performance reviews and related adjustments to the base salaries of the Company’s executives, through cash bonuses awarded pursuant to the Company’s annual incentive compensation plans, and through the Retirement Plan and equity-based long term incentive plans.

Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive’s salary are based upon the Company’s overall performance, as well as upon an evaluation of the executive’s individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

In addition, while the performance measures used to evaluate each executive’s performance vary from executive to executive, depending upon the executive’s specific corporate responsibilities, they are, in every case, a function of the Company’s strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company’s vice president of sales include, but are not limited to, sales and order rates in relationship to the Company’s operating objectives for the period, expansion of the Company’s international business pursuant to the Company’s export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company’s employment level objectives.

The annual salary increases awarded to the Company’s executives are generally higher, on a percentage basis, in years when the Company’s overall performance has been good, and lower in those years when the Company’s overall performance has not been as good. In addition, the Compensation Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company’s executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company’s senior managers.

The Company’s annual executive incentive compensation plans are designed to encourage the Company’s executives to work effectively together as a team to maximize the Company’s profitability. No bonus payments were made to any corporate officers with respect to the Company’s Fiscal 2001, 2002, or 2003 operations.

The Retirement Plan provides a benefit which vests over five years and is based on accumulated contributions to the Plan over the executive’s entire period of service. The level of contributions for any year is determined by a formula based on the executive’s base salary for that year. This Plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

The Company’s equity-based long term incentive plans offer the Company’s executives an incentive to perform in a manner which will result in an increasing price for the Company’s stock, since the value of the awards granted pursuant to these plans is directly related to the value of the Company’s common stock. In determining the persons who are to receive options or other equity-based incentive awards, the Compensation Committee considers the person’s position, responsibilities, years of service, and accomplishments, as well as the individual’s present and future value to the Company, the anticipated length of his future service, and other relevant factors. Options were granted to the Company’s executives under the 1993 Stock Option Plan and the 1997 Stock Option Plan (as herein defined) to provide each with a direct stake in the success of the Company and to support the Company’s efforts to attract and retain qualified employees. Options vest over a period of five years and, therefore, provide each executive with an incentive to remain with the Company.

Pursuant to the terms of the Employment Agreement, the Company’s Compensation Committee reviews Mr. Liebenow’s salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company’s performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company’s audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation Committee’s evaluation of the Company’s operating and financial performance under Mr. Liebenow’s leadership during the review period, as measured by revenues and net income for the review period compared to (i) the business plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. No bonus payments were made to Mr. Liebenow with respect to the Company’s Fiscal 2001, 2002 or 2003 operations.

Compensation Committee

SANGWOO AHN JERRY I. PORRAS ERIBERTO R. SCOCIMARA

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Ahn, Porras and Scocimara and the Committee met twice during Fiscal 2003. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions relating to his own salary, benefits and incentive compensation.

Performance Graph

The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG QUAKER FABRIC CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

D
O
L
L
A
R
S

200

175

150

125

100

75

50

25

0

12/31/98

12/31/99

12/29/00

12/28/01

01/03/03

01/02/04

QUAKER FABRIC CORP.

MG GROUP INDEX

NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JAN. 02, 2004

Company/Index/Market	12/31/1998	12/31/1999	12/29/2000	12/28/2001	1/03/2003	1/02/2004

Quaker Fabric	$100.00	68.00	64.00	136.80	110.24	150.40
Textile Manufacturing	100.00	64.63	56.86	70.61	68.59	86.70
NASDAQ Market Index	100.00	176.37	110.86	88.37	61.64	92.68

The above graph compares the cumulative total stockholder return for the Company’s Common Stock for the period beginning December 31, 1998 and ending January 2, 2004 with the comparable returns of two indexes and a peer issuer. The first index is the NASDAQ Market Index (NMS Industrials) and the second is a group consisting of the thirty-three textile manufacturing companies that currently compose the Media General Financial Services Textile Manufacturing Industry Group. Additional information concerning this group, including a listing of the companies included, is available at www.mgfs.com.

For purposes of this comparison, the cumulative total stockholder return of each issuer within the Media General Textile Manufacturing Group has been weighted according to the respective issuer’s stock market capitalization at the beginning of the period (December 31, 1998). This comparison assumes $100 invested on December 31, 1998 in the Company’s Common Stock and $100 invested in each of the indexes. This comparison also assumes that all dividends have been reinvested.

Code of Ethics

The Company has a Code of Business Conduct which is applicable to all employees and non-employee directors of the Company, including the Chief Executive Officer, Chief Financial Officer and the Corporate Controller. The Code of Business Conduct is available on the Company’s website, www.quakerfabric.com.

Certain Relationships and Related Party Transactions

In 1998, the Company made a $75,000 loan to Ms. Spires in connection with her purchase of a home. Under the terms of the promissory note evidencing the loan, Ms. Spires must repay the full principal amount in sixty equal monthly installments, which commenced on January 1, 2001. Interest is imputed on the loan at the applicable short-term federal rate. Ms. Spires is current in her repayment obligations, and the amount outstanding on the loan, as of March 11, 2004 is $18,231.

PROPOSAL 2.
APPROVAL OF THE QUAKER FABRIC CORPORATION 2004 STOCK INCENTIVE PLAN

Our stockholders are asked to approve the 2004 Stock Incentive Plan, which was approved by the Board of Directors on March 2, 2004, subject to stockholder approval.

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2004 Stock Incentive Plan.

Background of the Proposal to Approve the 2004 Stock Incentive Plan

The Board of Directors believes that stock ownership by employees provides performance incentives and fosters pride to our benefit and the benefit of our stockholders. The Board of Directors believes that the 2004 Stock Incentive Plan will allow us to compete successfully with other companies in attracting and retaining valuable employees. Accordingly, the Board of Directors recommends that stockholders approve the 2004 Stock Incentive Plan. The following is a brief summary of the principal provisions of the 2004 Stock Incentive Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2004 Stock Incentive Plan, a copy of which may be obtained upon written request to us at our principal business address.

Summary of the Plan

Administration. The 2004 Stock Incentive Plan is administered by our Stock Option Committee or such other committee or subcommittee appointed from time to time by the Board, which is intended to consist of two or more non-employee directors, each of whom is intended to be, to the extent required by applicable laws or exchange or trading system listing rules, a non-employee director, an outside director and an independent director (the “Committee”). For grants to non-employee directors, the Committee shall be the Board. If for any reason the appointed Committee does not meet the requirements of a non-employee director or outside director, the validity of the awards, grants, interpretations or other actions of the Committee will not be affected. The Committee has the full authority to select those individuals eligible to receive awards and the amount and type of awards and to interpret the plan. Terms and conditions of awards will be set forth in written grant agreements or letters, the terms of which will be consistent with the terms of the 2004 Stock Incentive Plan. Awards under the 2004 Stock Incentive Plan may not be made on or after March 2, 2014, but awards granted prior to such date may extend beyond that date.

Types of Awards. The 2004 Stock Incentive Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and non-qualified stock options
•	stock appreciation rights, in tandem with stock options or stand-alone
•	restricted stock
•	performance-based awards
•	other stock-based awards, including restricted stock units and shares purchased under the Employee Stock Purchase Plan

Stock Options. Options may be in the form of incentive stock options or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which shall not exceed ten years, except that the term of an incentive stock option granted to a ten percent stockholder shall not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule (if any), and the other material terms of the option. No stock option may have an exercise price less than the fair market value (as defined in the 2004 Stock Incentive Plan) of the common stock at the time of grant (or, in the case of an incentive stock option granted to a ten percent stockholder, 110 percent of the fair market value of the common stock).

The exercise price upon exercise may be paid in cash, shares of common stock owned by the recipient for at least six months (or such other period as necessary to avoid a charge to earnings) and for which the recipient has good title free and clear of any liens or encumbrances or, if the common stock is traded on a national securities exchange, to the extent permitted by law, through the delivery of irrevocable instructions to a broker to deliver to us an amount equal to the exercise price. The Committee may also provide, at the time of grant, that the shares to be issued upon the exercise of a stock option be in the form of restricted stock or may, in the stock option agreement or grant letter, reserve a right to do so after the time of grant.

While we do not have a history of repricing stock options, in recognition of recent trends in corporate governance, we have a policy that we will not, without stockholder approval, either (i) reduce the exercise price of an outstanding stock option, or (ii) simultaneously cancel stock options for which the exercise price exceeds the then current fair market value of the underlying common stock and grant a new stock option with an exercise price equal to then current fair market value of the underlying current stock.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs either with a stock option (“Tandem SARs”) or independent of a stock option (“Non-Tandem SARs”). An SAR is a right to receive a payment in common stock, equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the reference price per share of common stock established in connection with the grant of the SAR. The reference price per share covered by an SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share fair market value of common stock on the date of the grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2004 Stock Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares.

Unless otherwise determined by the Committee at grant, the payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests.

Restricted stock grants are subject to a restricted stock award agreement or grant letter that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. If the lapse of the relevant restriction is based on the attainment of performance goals, the Committee shall establish the goals, formulas or standards and the applicable vesting percentage for the restricted stock awards applicable to recipients. These awards may be designed to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.

Performance-Based Awards. The Committee may award common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock or the attainment of pre-established performance goals (“Performance Awards”). Performance Awards may be paid in common stock or restricted stock as the Committee may determine at grant and they will be subject to such other terms and conditions as the Committee may prescribe, including the attainment of performance goals established by the Committee for a specified performance period (which period may not exceed three years). These awards may be designed to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.

Other Stock-Based Awards. The Committee may award shares of common stock and other awards (including, without limitation, restricted stock units) that are valued by reference to, or are payable in or otherwise based on, common stock (“Other Awards”). Subject to the provisions of the 2004 Stock Incentive Plan, Other Awards will be subject to the terms and conditions as the Committee may prescribe, including possibly the attainment of performance goals established by the Committee for a specified performance period. These awards may be designed to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.

The Committee may grant Other Awards in payment of the amounts due under the Company’s Employee Stock Purchase Plan, which is deemed to be a part of the 2004 Stock Incentive Plan. Under the Company’s Employee Stock Purchase Plan, all employees are able to purchase shares of common stock on the last day of each calendar quarter at a price equal to at least 85 percent of the fair market value on the date of purchase.

Performance Goals. If any restricted stock awards, Performance Awards or Other Awards are intended to comply with Section 162(m) of the Code and are conditioned on the achievement of one or more performance goals, the performance goals will be based on one or more of the following criteria:

•

revenues, income before income taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from investments or a combination of any or all of those

•	after-tax or pre-tax profits
•	operating cash flow
•	level of, reduction of, or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations
•	a specified increase in earnings per share from continuing operations
•	return on capital employed or return on invested capital
•	after-tax or pre-tax return on stockholders’ equity
•	economic value added targets
•	fair market value of the shares of common stock
•	the growth in the value of an investment in common stock assuming the reinvestment of dividends

In addition, the performance goals may be based upon the attainment of specified levels of our (or our subsidiary, division or other operational unit) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Committee may:

•	designate additional business criteria on which the performance goals may be based, or
•	adjust, modify or amend the aforementioned business criteria

Amendment and Termination. The 2004 Stock Incentive Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination will be made without stockholder approval to the extent such approval is required by any exchange or system on which our securities are listed or traded, applicable state law, the exception for performance-based compensation under Section 162(m) of the Code or Section 422 of the Code (with respect to incentive stock options).

Share and Other Limitations. A maximum of 1,500,000 shares of common stock may be issued or used for reference purposes pursuant to the 2004 Stock Incentive Plan, although only 100,000 shares of common stock may be issued or used for reference purposes for Other Awards under the Employee Stock Purchase Plan and no more than 350,000 shares of common stock may be issued or used for reference purposes for restricted stock, Performance Awards or Other Awards (other than shares used under the Employee Stock Purchase Plan). The maximum number of shares of common stock subject to any type of award that may be granted to any individual under the 2004 Stock Incentive Plan shall be 150,000 for any fiscal year (or, with respect to Performance Awards, pro-rated if the performance period is less than three consecutive fiscal years) during the term of the 2004 Stock Incentive Plan, except that for a non-employee director it shall be 15,000. If an SAR or a limited SAR is granted in tandem with a stock option, it shall apply against the individual limits for both stock options and SARs, but only once against the maximum number of shares available under the 2004 Stock Incentive Plan. To the extent that shares of common stock for which stock options or SARs are permitted to be granted to a recipient during a calendar year are not covered by a grant of a stock option or an SAR during the calendar year, such shares of common stock shall not be available for grant or issuance to the recipient in any subsequent calendar year during the term of the 2004 Stock Incentive Plan. The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 2004 Stock Incentive Plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Change in Control. Unless determined otherwise by the Committee at the time of grant, a participant’s unvested award shall not vest upon a change in control and will be treated as determined in accordance with the terms of the 2004 Stock Incentive Plan.

Miscellaneous. Although awards are generally nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or after that a non-qualified stock option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. If a non-qualified option is specified to be transferable, it would be transferable solely to immediate family members or trusts, partnerships or other family entities. In addition, to the extent consistent with treatment as an incentive stock option, the Committee may determine at the time of grant or after than an incentive stock option may be transferred to a trust beneficially owned solely by the participant.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the 2004 Stock Incentive Plan are complex. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences but is not intended to serve as individualized tax advice. It does not set forth any state or local income tax or estate tax consequences that may apply.

Incentive Stock Options. Options granted under the 2004 Stock Incentive Plan may be incentive stock options as defined in the Code, provided that such options satisfy the applicable Code requirements. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of common stock received pursuant to the exercise of an option that satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price. It will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either

•	within two years after the option is granted or
•	within one year after the date of exercise.

If the holding periods are not met, any gain on the disposition of the common stock is treated as ordinary income. The ordinary income generally equals the excess of the amount realized on the disposition of the stock over the exercise price. Any remaining gain is treated as long-term or short-term capital gain, depending on the optionee’s holding period for the stock disposed of. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 2004 Stock Incentive Plan provides that an optionee may pay for common stock received upon the exercise of an option (including an incentive stock option) with other shares of common stock held for at least six months (or such other period as necessary to avoid a charge to earnings). In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income.

Non-Qualified Stock Options. An optionee will realize no taxable income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised, provided the common stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of common stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of

•	the exercise price of such option and
•	the amount included in income with respect to such option.

Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the common stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee realizes ordinary income in connection with the exercise of the option.

Options under the Employee Stock Purchase Plan. An optionee who purchases shares of common stock under the Company’s Employee Stock Purchase Plan will be subject to ordinary income tax on the date of purchase equal to the difference between the fair market value of the common stock on the date of purchase and the purchase price. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock sold. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee realizes ordinary income in connection with the purchase of shares.

 Certain Other U.S. Federal Tax and Regulatory Issues. We also note the following:

•	Any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards.
•

Any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation).

•

In the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us.

•	The exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.
•

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2004 Stock Incentive Plan is intended to satisfy these requirements with respect to options and certain Restricted Stock, Performance Awards and Other Awards, although certain awards may not satisfy the exception for performance-based compensation under Section 162(m) of the Code.

•

The 2004 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2004 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

The table below presents certain information with respect to new stock options to be granted under the 2004 Stock Incentive Plan (subject to approval by stockholders of the 2004 Stock Incentive Plan) to our Chief Executive Officer and other executive officers (for whom executive compensation information is provided under the section entitled “Executive Compensation and Other Information”) as follows:

Name and Position	Dollar Value	Number of Shares Underlying Options
Larry A. Liebenow, President and Chief Executive Officer	(1)	10,000(2)
M. Beatrice Spires, Vice President — Design and Merchandising	(2)	(2)
Mark Hellwig, Vice President — Supply Chain Management	(2)	(2)
Duncan Whitehead, Vice President — Research and Development	(2)	(2)
Thomas Muzekari, Vice President — Sales	(2)	(2)
All Executive Officers as a Group	(1)	10,000(2)
Non-Executive Directors as a Group	(2)	(2)
Non-Executive Officer Employees as a Group	(2)	(2)

______________

(1)

The stock option was granted with an exercise price equal to $9.12, the fair market value of the underlying shares of Common Stock on December 12, 2003, the effective date of the grant, with an expiration date of December 12, 2013.

(2)	No new equity-based awards have been approved at this time to any employee, officer, director or consultant other than as stated above. We anticipate that other equity-based awards may be granted

(footnotes continued on next page)

(footnotes continued from previous page)

to the named individuals as well as to other employees, officers, directors and consultants under the 2004 Stock Incentive Plan. However, the amount of shares of Common Stock that may be granted to the named individuals will be based upon various prospective factors, including, the nature of services to be rendered by our employees, officers, directors and consultants, and their potential contributions to our success. Accordingly, actual awards cannot be determined at this time.

OTHER MATTERS

As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 has been filed with the Securities and Exchange Commission and is being furnished concurrently with this Proxy Statement to stockholders of record on the record date for the Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder of the Company who desires to present a proposal at the 2005 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 16, 2004. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy but will otherwise be considered at the 2005 Annual Meeting so long as it is submitted to the Company no earlier than February 28, 2005. We advise you to review our Bylaws, which were filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1 filed on September 17, 1993, which may be obtained by writing to the Company’s Vice President, Secretary and General Counsel at our principal executive office (941 Grinnell Street, Fall River, Massachusetts 02721).

By Order of the Board of Directors

CYNTHIA L. GORDAN Vice President, Secretary and General Counsel

April 14, 2004

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APPENDIX A

QUAKER FABRIC CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: CHARTER
March 9, 2004

The nominating and corporate governance committee of the board of directors of Quaker Fabric Corporation shall consist of a minimum of three directors. These should include the chairs of the audit and compensation committees. Members of the committee shall be appointed and may be removed by the board of directors. All members of the committee shall be independent directors.

The purpose of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company’s corporate governance guidelines.

In furtherance of this purpose, the committee shall have the following authority and responsibilities:

1.

To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareowner approval at the annual meeting. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareowners.

2.

To review the board of directors’ committee structure and to recommend to the board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.

To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

4.	To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committee shall oversee the annual self-evaluations.

The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

The committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

A-1

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APPENDIX B

QUAKER FABRIC CORPORATION

AUDIT COMMITTEE CHARTER
Amended and Restated as of March 9, 2004

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the quality and integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements that may have a material effect on the financial statements of the Company, and (3) the independence and performance of the Company’s independent auditors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles (“GAAP”). This is the responsibility of management and the Company’s independent auditors.

The Audit Committee shall be comprised of three or more directors, each of whom, in the determination of the Board, must (a) be “independent” as that term is defined in the Marketplace Rules of The NASDAQ Stock Market, Inc. (“NASDAQ”) or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ, (b) meet the criteria for independence set forth in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (c) not have participated in the preparation of financial statements of the Company or any of its current subsidiaries at any time during the past three years, and (d) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Audit Committee shall at all times include (i) at least one member who is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission (the “SEC”) and (ii) at least one member (who may be the same person as the member described in clause (i)) who has past employment experience in finance or accounting, requisite professional certifications in accounting or any other comparable experience or background which results in his or her financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee shall be appointed and replaced by the Board.

The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. When deemed to be appropriate by the Audit Committee or the Company’s independent auditors, the Audit Committee shall also meet separately with the independent auditors to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

In meeting its responsibilities, the Audit Committee shall:

1.

Provide an open avenue of communication between the Board and the Company’s independent auditors, which firm shall report directly to the Audit Committee and be ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s shareholders.

2.	Review the Audit Committee’s charter annually, report the results of its review to the Board, and recommend any proposed changes to the Board for its approval.
3.

Select and appoint the independent auditors, approve all engagement fees and terms, determine the funding, evaluate the performance of the independent auditors and review and approve the discharge of the independent auditors.

4.

Confirm and assure the independence of the independent auditors. At least annually, the Audit Committee shall obtain, review and discuss with the independent auditors a report from the independent auditors relating to the auditors’ independence.

5.	Approve, in advance, the provision by the auditor of all audit services and permissible non-audit services (subject to any de minimus exception provided in the Exchange Act).
6.	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.
7.

Consider, in consultation with management and the independent auditors, the scope and plan of the independent auditors with respect to each annual audit of the Company’s financial statements and, at the conclusion thereof, review, with management and the independent auditors, (i) the resulting annual audited financial statements, (ii) any audit difficulties and management’s responses, (iii) any difficulties the auditor encountered, restrictions on the audit scope or activities, significant disagreements with management and, where applicable, accounting adjustments not accepted, communications with the auditor’s national office and any “management” letters issued.

8.

Review and discuss with management and the independent auditors the Company’s Forms 10-Q and 10-K, including the financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained therein. Specifically, the Audit Committee shall review, with management and the independent auditors, (i) the major accounting principles and presentations, including changes in principles, (ii) management analysis regarding significant financial reporting issues and judgments, including alternative GAAP methods, and (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures.

9.

The Audit Committee shall review and discuss with management, the independent auditor, and the Company’s internal auditors any report or attestation required to be made by the independent auditors under applicable federal securities laws and the rules and regulations of the SEC regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) other material written communications between the independent auditors and management, such as any management representation letter, schedule of unadjusted differences; requests or observations and recommendations or internal controls, engagement letters and independence letters.

10.	Resolve any disagreement between management and the independent auditors with respect to financial reporting.
11.	Establish, review and update periodically a code of ethical conduct for the Company and its employees and ensure that management has established a system to communicate the code.
12.

Review with the Company’s counsel legal compliance matters, including corporate securities trading policies. Also, review any legal, regulatory or NASDAQ requirements that could have a significant impact on the Company’s financial statements or otherwise require disclosure.

13.	Annually review the Company’s general insurance and risk management programs to ensure that appropriate coverage is available and exposures understood.
14.

Discuss with management and the independent auditors, as appropriate, earnings press releases, as well as the Company’s policies with respect to communications with analysts, rating agencies and shareholders.

15.	Establish policies to govern the hiring of employees or former employees of the Company’s independent auditors.

16.	Review with management and the independent auditors the adequacy of the Company’s internal system of audit, financial and disclosure controls, as well as any steps taken regarding deficiencies.
17.

Review and obtain at least annually a formal written report from the independent auditors delineating (i) the auditing firm’s internal quality-control procedures, and (ii) any material issues raised within the preceding five (5) years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.

18.

Establish procedures for the receipt, retention and treatment of complaints about accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission of employee concerns about questionable accounting or auditing practices.

19.	Review and approve all related-party transactions.
20.

The Audit Committee shall annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

21.	Perform such other functions as may be assigned by law, the Company’s by-laws or the Board.

The Audit Committee shall have full authority to engage its own auditors, lawyers and other advisors as it may deem necessary and appropriate in meeting its responsibilities. The Audit Committee shall have sole authority to approve all related retention terms and fees, and the Company shall pay all such fees approved by the Audit Committee.

1234-PS-04

DETACH HERE	ZQFCC2

PROXY

QUAKER FABRIC CORPORATION

Proxy Solicited by the Board of Directors
for Annual Meeting of Stockholders
May 21, 2004

The undersigned stockholder of QUAKER FABRIC CORPORATION (the “Company”) hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720 on May 21, 2004 at 10:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows on the reverse side.

NOTE: PROXIES THAT ARE MARKED ABSTAIN WILL BE COUNTED AS PRESENT AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QUAKER FABRIC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZQFCC1

Please mark votes as in this example.	#QFC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN
Nominees:	(01)	Sangwoo Ahn,	(02)	Larry A. Liebenow,	2.

Proposal to approve the Quaker Fabric Corporation 2004 Stock Incentive Plan, which authorizes the discretionary award of stock options, restricted stock, stock appreciation rights and other performance-based awards.

	(03)	Jerry I. Porras,	(04)	Eriberto R. Scocimara.
FOR ALL NOMINEES				WITHHELD FROM ALL NOMINEES
	For all nominees except as noted above				3.		In their discretion, the holders of this proxy are authorized to vote upon such other matters as may properly come before the meeting.

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please date and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint owner must sign. Executors, administrators, trustees, etc., should so indicate when signing and when more than one executor, etc. is named, a majority must sign. If signing for a corporation, please sign full corporate name by duly authorized officer.

Signature:			Date:		Signature:		Date: